UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REMMINGTON ENTERPRISES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	1000	45-2759045
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7582 Las Vegas Blvd. S., Ste. 236 Las Vegas, Nevada 89123
(address of principal executive offices)

Registrant's telephone number, including area code:	(702) 217-3964

Gary A. Scoggins 7582 Las Vegas Blvd. S., Ste. 236 Las Vegas, Nevada 89123
(Name and address of agent for service of process)

Approximate date of commencement of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.|__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
Large accelerated filer |__|                                                              Accelerated filer |__|
Non-accelerated filer |__|                                                                Smaller reporting company |X|

COPIES OF COMMUNICATIONS TO:
Puoy K. Premsrirut, Esq.
520. S. Fourth Street, Second Floor
Las Vegas, NV  89101
Ph: (702) 384-5563

CALCULATION OF REGISTRATION FEE
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTRATION	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTERED FEE
Common Stock	3,000,000	$0.008	$24,000.00	$2.79

(1)	This price was arbitrarily determined by Remmington Enterprises, Inc.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

PROSPECTUS
REMMINGTON ENTERPRISES, INC.
3,000,000
SHARES OF COMMON STOCK
INITIAL PUBLIC OFFERING
___________________

SUBJECT TO COMPLETION, Dated  October 7, 2011

This prospectus relates to our offering of 3,000,000 new shares of our common stock at an offering price of $0.008 per share. The minimum purchase for a single investor is $400 for 50,000 shares. The offering will commence promptly after the date of this prospectus and close no later than 120 days after the date of this prospectus. However, we may extend the offering for up to 90 days following the 120 day offering period. We will pay all expenses incurred in this offering. The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our planned exploration and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 3,000,000 shares ($24,000).

The offering is a self-underwritten offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officer and Director , who will not be paid any commission for such sales.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Company
Per Share	$0.008	None	$0.008
Total (maximum offering)	$24,000	None	$24,000

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.008 per share.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is: October 7, 2011

Page
Summary	5
Risk Factors	8
Risks Related To Our Financial Condition and Business Model	8
If we do not obtain additional financing, including the financing sought in this offering, our business will fail.	8
Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.	8
Because we have only recently commenced business operations, we face a high risk of business failure.	9
Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.	9
Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.	9
Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.	9
Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.	10
Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.	10
Because our president, Mr. Scoggins, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Mr. Scoggins are inconsistent with the best interests of other stockholders.	10
Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.	10
Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.	11
If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.	11
Because the Remington property has not been physically examined by our sole officer and director, we may face an enhanced risk that the property will not contain commercially viable deposits of gold or other minerals.	11
Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.	11
Risks Related To Legal Uncertainty	12
Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.	12
Because the United States owns the land covered by the Remington property, our ability to conduct mining operations on the property is subject to the regulatory supervision of the federal government and we can be ejected from the land and our interest in the land could be forfeit.	12
Risks Related To This Offering	13
If a market for our common stock does not develop, shareholders may be unable to sell their shares.	13
Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.	13
Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.	13

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.	14
Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.	14
If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.	14
Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.	14
If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.	14
Forward-Looking Statements	15
Use of Proceeds	15
Determination of Offering Price	16
Dilution	17
Plan of Distribution	18
Description of Securities	21
Interest of Named Experts and Counsel	24
Description of Business	25
Description of Property	32
Legal Proceedings	34
Market for Common Equity and Related Stockholder Matters	34
Financial Statements	36
Management Discussion and Analysis of Financial Condition and Results of Operations	37
Changes in and Disagreements with Accountants	39
Director and Executive Officer	40
Executive Compensation	41
Security Ownership of Certain Beneficial Owners and Management	44
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	45
Certain Relationships and Related Transactions	45
Available Information	45
Dealer Prospectus Delivery Obligation	45
Other Expenses of Issuance and Distribution	46
Indemnification of Directors and Officers	46
Recent Sales of Unregistered Securities	47
Exhibits	48
Undertakings	48
Signatures	50

Summary

Remmington Enterprises, Inc.

The Company

We are an exploration stage mineral exploration company incorporated in Nevada on July 15, 2011.  On July 29, 2011, we acquired a 100% ownership interest in the Remington #1 through #4 lode mining claim located in Mineral County, Nevada.  The Remington claims are located on federal lands administered by the Bureau of Land Management.  Our ownership rights on the claim are limited to the exploration and extraction of mineral deposits subject to applicable regulations.  The Remington claims total roughly 100 acres in size and are located in the Garfield Hills approximately 38 miles south of the town of Hawthorne, Nevada.

We have performed an initial reconnaissance sampling program on our mining claim. Our initial sampling program indicated the presence elevated silver mineralization in the rock outcrops which were sampled. Based upon the results of our initial reconnaissance sampling program, our consulting geologist has recommended an additional detailed rock sampling program, together with geological mapping of the claims and a reconnaissance sampling of nearby properties on the boundaries of the Remington claims to determine if the acquisition of neighboring properties would be beneficial. Our planned additional exploration activities will be designed to explore for additional indications that the Remington claims may contain commercially viable quantities of silver.  We have not identified commercially exploitable reserves of silver or other precious metals on the Remington claims to date.  We are an exploration stage company and there is no assurance that commercially viable silver quantities exist on the Remington mineral claims.

Further exploration activities beyond our currently planned exploration program will be dependent upon a number of factors, including our consulting geologist’s recommendations based upon the exploration program results, and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of July 31, 2011, we had $4,370 cash on hand and current liabilities in the amount of $3,249. Accordingly, our working capital position as of July 31, 2011 was $1,121.  Since our inception through July 31, 2011, we have incurred a net loss of $8,279.  We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business.  Our management estimates that, until such time that we are able to identify a commercially viable mineral deposit and to generate revenue from the extraction of silver on our mineral claims, we will continue to experience negative cash flow.

Our fiscal year end is July 31.  Our principal offices are located at 7582 Las Vegas Blvd. S., Ste. 236, Las Vegas, Nevada 89123.  Our phone number is (702) 217-3964.

The Offering

Securities Being Offered	Up to 3,000,000 shares of our common stock.

Offering Price
The offering price of the common stock is $0.008 per share.  There is no public market for our common stock.  We cannot give any assurance that the shares offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed.  The absence of a public market for our stock will make it difficult to sell your shares in our stock.

Upon the effectiveness of the registration statement of which this prospectus is a part, we intend to apply through FINRA to the over-the-counter bulletin board, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Minimum Number of Shares To Be Sold in This Offering	n/a

Maximum Number of Shares To Be Sold in This Offering	3,000,000

Securities Issued and to be Issued
10,000,000 shares of our common stock are issued and outstanding as of the date of this prospectus. Our sole officer and director, Gary A. Scoggins, owns an aggregate of 100% of the common shares of our company and therefore have substantial control.  Upon the completion of this offering, our officer and director will own  approximately 76.92% of the issued and outstanding shares of our common stock if the maximum number of shares is sold.

Number of Shares Outstanding After The Offering If All The Shares Are Sold	13,000,000

Use of Proceeds	If we are successful at selling all the shares we are offering, our proceeds from this offering will be approximately $24,000. We intend to use these proceeds to execute our business plan.

Offering Period	The shares are being offered for a period up to 120 days after the date of this Prospectus, unless extended by us for an additional 90 days.

Summary Financial Information
Balance Sheet Data	Fiscal Year Ended July 31, 2011 (derived from audited financial information)
Cash	$4,370
Total Assets	$24,970
Liabilities	$3,249
Total Stockholder’s Equity	$21,721

Statement of Operations	July 15, 2011 (date of inception) to July 30, 2011 (derived from audited financial information)
Revenue	$0
Net Loss for Reporting Period	$8,279

Risk Factors

You should consider each of the following risk factors and any other information set forth herein and in our reports filed with the SEC, including our financial statements and related notes, in evaluating our business and prospects. The risks and uncertainties described below are not the only ones that impact on our operations and business. Additional risks and uncertainties not presently known to us, or that we currently consider immaterial, may also impair our business or operations. If any of the following risks actually occur, our business and financial results or prospects could be harmed. In that case, the value of the Common Stock could decline.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, including the financing sought in this offering, our business will fail.

We have not yet commenced active operations and have not generated any revenue to date. Our business plan calls for expenses related to the continued exploration of our mineral claims and basic operating costs. Our cash requirements over the current fiscal year are expected to be approximately $28,000, consisting of approximately $20,000 for planned mineral exploration costs and $8,000 for professional fees.  As of July 31, 2011, we had cash on hand in the amount of $4,370 and working capital in the amount of $1,121.  Accordingly, our business will likely fail if we are unable to successfully complete this Offering at or near the maximum offering amount.

In the event that we are able to complete this Offering at or near the maximum offering amount, we estimate that our funds will be sufficient to complete Phase II of our planned exploration program and to meet our expected legal and account expenses through the end of the third quarter of our fiscal year beginning August 1, 2011.  If significant additional exploration activities beyond the plans outlined in this Prospectus are warranted and recommended by our consulting geologist, we will likely require additional financing in order to move forward with our exploration of the claims.  We currently do not have any operations and we have no income. In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete.  If our exploration programs are successful in discovering commercially exploitable reserves, we will require significant additional funds in order to place the Remington claims into production. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and other metallic minerals and the costs of exploring for or commercial production of these materials. These factors may make the necessary timing, amount, terms or conditions of additional financing unavailable to us.

Because we will need additional financing to fund our planned exploration activities, our accountants believe there is substantial doubt about our ability to continue as a going concern.

We have incurred a net loss of $8,279 for the period from our inception, July 15, 2011, to July 31, 2011, and have no revenues.  Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of our mineral claims. Our auditors have issued a going concern opinion and have raised substantial doubt about our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets.  This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time. Potential investors should also be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The auditor’s going concern opinion may inhibit our ability to raise financing because we may not remain operational for an indefinite period of time resulting in potential investors failing to receive any return on their investment.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on July 15, 2011, and have conducted only an initial reconnaissance sampling program on our mineral claim.  We have no significant history of ongoing operations, and additional exploration activities will be required in order to determine whether our mineral claim contains commercially exploitable quantities of silver.  As a result, we have no way to evaluate the likelihood that we will be able to operate the business successfully on an ongoing basis. We have not earned any revenues as of the date of this prospectus, and thus face a high risk of business failure.

Because our executive officer does not have any training specific to the technicalities of mineral exploration, there is a higher risk our business will fail.

Mr. Gary A. Scoggins, our sole officer, sole director, and controlling shareholder, does not have any prior mining experience or any technical training as a geologist or an engineer.  As a result, our management may lack certain skills that are advantageous in managing an exploration company. In addition, Mr. Scoggin’s decisions and choices may not take into account standard engineering or managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could be impaired due to management’s lack of experience in geology and engineering.

Because our sole officer and director has no prior experience as a chief executive or as the head of a public company, we may be hindered in our ability to efficiently and competitively execute our business strategy and achieve profitability.

Our sole officer and director, Mr. Scoggins, lacks any prior experience as a company chief executive.  In addition, Mr. Scoggins has no experience managing a publicly reporting company.  Accordingly, Mr. Scoggins will be less effective than more experienced managers in efficiently managing our ongoing regulatory compliance obligations and in dealing with such matters as public relations, investor relations, and corporate governance.

Because of the unique difficulties and uncertainties inherent in the mineral exploration business, we face a high risk of business failure.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. The search for valuable minerals also involves numerous hazards.  As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure.  At the present time, we have no coverage to insure against these hazards. The payment of such liabilities may have a material adverse effect on our financial position.  In addition, there is no assurance that the expenditures to be made by us in the exploration of the mineral claims will result in the discovery of mineral deposits.  Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts.

Because we anticipate our operating expenses will increase prior to our earning revenues, we may never achieve profitability.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues.  We expect to incur continuing and significant losses into the foreseeable future.  As a result of continuing losses, we may exhaust all of our resources and be unable to complete the exploration of the Remington claims.  Our accumulated deficit will continue to increase as we continue to incur losses.  We may not be able to earn profits or continue operations if we are unable to generate significant revenues from our mineral claim.  There is no history upon which to base any assumption as to the likelihood that we will be successful, and we may not be able to generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our offering will be conducted on a best efforts basis, there can be no assurance that we can raise the money we need.

The shares are being offered by us on a "best efforts" basis without benefit of a placement agent. We can provide no assurance that this Offering will be completely sold out. If less than the maximum proceeds are available, our business plans and prospects for the current fiscal year could be adversely affected.

Because our president, Mr. Scoggins, currently owns 100% of our outstanding common stock, investors may find that corporate decisions made by Mr. Scoggins are inconsistent with the best interests of other stockholders.

Mr. Scoggins is our president, chief financial officer and sole director.  He currently owns 100% of the outstanding shares of our common stock, and, upon completion of this offering, will own 76.92 % of our outstanding common stock if the maximum number of shares is sold.  Accordingly, he will have control over the outcome of all corporate transactions or other matters, and also the power to prevent or cause a change in control. The views and interests of Mr. Scoggins, as controlling shareholder, may differ from the interests of the other stockholders.

Because our president has only agreed to provide his services on a part-time basis, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Scoggins, our sole officer and director and devotes 5 to 10 hours per week to our business affairs. Currently, we do not have any full or part-time employees and rely upon outside contractors to assist with the performance of our projects on an as-needed basis.  If the demands of our business require the full business time of Mr. Scoggins, it is possible that he may not be able to devote sufficient time to the management of our business, as and when needed.  If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Because we will incur additional costs as the result of becoming a public company, our cash needs will increase and our ability to achieve net profitability may be delayed.

Upon effectiveness of our Registration Statement for the Offering, we will become a publicly reporting company and will be required to stay current in our filings with the SEC, including, but not limited to, quarterly and annual reports, current reports on materials events, and other filings that may be required from time to time.  We believe that, as a public company, our ongoing filings with the SEC will benefit shareholders in the form of greater transparency regarding our business activities and results of operations.   In becoming a public company, however, we will incur additional costs in the form of audit and accounting fees and legal fees for the professional services necessary to assist us in remaining current in our reporting obligations.  We expect that, during our first year of operations following the effectiveness of our Registration Statement, we will occur additional costs for professional fees in the approximate amount of $10,000.  These additional costs will increase our cash needs and may hinder or delay our ability to achieve net profitability even after we have begun to generate revenues from sales of our products.

If we are unable to successfully compete within the mineral exploration business, we will not be able to achieve profitable operations.

The mineral exploration business is highly competitive.  This industry has a multitude of competitors and no small number of competitors dominates this industry with respect to any of the large volume metallic minerals.  Our exploration activities will be focused on attempting to locate commercially viable silver deposits on the Remington claims.  Many of our competitors have greater financial resources than us.  As a result, we may experience difficulty competing with other businesses when conducting mineral exploration activities on the Remington property.  If we are unable to retain qualified personnel to assist us in conducting mineral exploration activities on the Remington claims if a commercially viable deposit is found to exist, we may be unable to enter into production and achieve profitable operations.

Because the Remington claims have not been physically examined by our sole officer and director, we may face an enhanced risk that the property will not contain commercially viable deposits of silver or other minerals.

Our sole officer and director, Mr. Scoggins, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of the Remington claims, no commercially viable deposits of silver or other minerals will be located. In the event that our continuing exploration of the Remington claims reveals that no commercially viable deposits exist on the site, our business will likely fail.

Because of factors beyond our control which could affect the marketability of any substances found, we may be difficulty selling any substances we discover.

Even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves. Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  These factors could inhibit our ability to sell minerals in the event that commercial amounts of minerals are found.

Risks Related To Legal Uncertainty

Because we will be subject to compliance with government regulation which may change, the anticipated costs of our exploration program may increase.

There are several governmental regulations that materially restrict mineral exploration or exploitation.  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with these regulations.   While our planned exploration program budgets for regulatory compliance, there is a risk that new regulations could increase our costs of doing business, prevent us from carrying out our exploration program, and make compliance with new regulations unduly burdensome.

Because the United States owns the land covered by the Remington claims, our ability to conduct mining operations on the property is subject to the regulatory supervision of the federal government and we can be ejected from the land and our interest in the land could be forfeit.

The land covered by the Remington properties is owned by the United States.  The availability to conduct an exploratory program on the properties is subject to the regulatory oversight of the U.S. Bureau of Land Management.  In order to keep the Remington claims in good standing with the government, exploration work on the mineral claims valued at certain minimal amounts stipulated by the government must be completed and reported on an annual basis.  In the event that these annual work and reporting requirements are not timely satisfied, we could lose our interest in the mineral claims and the mineral claims could then become available again to any party that wishes to stake an interest in these claims.  In addition, our ability to use mechanical excavating and processing equipment on the claims will be subject to a federal inspection and permitting process.  In the event that we experience unanticipated difficulty in obtaining the necessary permits, our planned exploration activities could be significantly delayed.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTC Bulletin Board. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

Because FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock, investors may not be able to sell their stock should they desire to do so.

In addition to the "penny stock" rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

Because state securities laws may limit secondary trading, investors may be restricted as to the states in which they can sell the shares offered by this prospectus.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase our common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their own common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase our common stock.

Because we will be subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Because purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock, you may experience difficulty recovering the value of your investment.

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.  The dilution experienced by investors in this offering will result in a net tangible book value per share that is less than the offering price of $0.008 per share.  Such dilution may depress the value of the company’s common stock and make it more difficult to recover the value of your investment in a timely manner should you chose sell your shares.

If we undertake future offerings of our common stock, purchasers in this offering will experience dilution of their ownership percentage.

Generally, existing shareholders will experience dilution of their ownership percentage in the company if and when additional shares of common stock are offered and sold.  In the future, we may be required to seek additional equity funding in the form of private or public offerings of our common stock.  In the event that we undertake subsequent offerings of common stock, your ownership percentage, voting power as a common shareholder, and earnings per share, if any, will be proportionately diluted.  This may, in turn, result in a substantial decrease in the per-share value of your common stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

Use of Proceeds

The net proceeds to us from the sale of up to 3,000,000 shares of common stock offered at a public offering price of $0.008 per share will vary depending upon the total number of shares sold. The following table summarizes, in order of priority the anticipated application of the proceeds we will receive from this Offering if the maximum number of shares is sold:

	Amount Assuming Maximum Offering	Percent of Maximum
GROSS OFFERING	$24,000	100.0%
Commission 1	$0	0.0%
Net Proceeds	$24,000	100.0%
USE OF NET PROCEEDS
Mineral exploration 2	$20,000	83.33%
Legal and accounting 3	$4,000	16.67%
TOTAL APPLICATION OF NET PROCEEDS	$24,000	100.0%

1 Commissions: Shares will be offered and sold by us without special compensation or other remuneration for such efforts. We do not plan to enter into agreements with finders or securities broker-dealers whereby the finders or broker-dealers would be involved in the sale of the Shares to the investors. Shares will be sold directly by us, and no fee or commission will be paid.

2 Mineral exploration: We intend to use approximately $20,000 of the net proceeds of this Offering to perform Phase II of our mineral exploration plan on the Remington mineral claims.

3 Legal and accounting:  A portion of the proceeds will be used to pay legal, accounting, and related compliance costs to be incurred on a periodic basis as a result of our becoming a public company. Our legal expenses incurred in connection with this Offering were accrued in July of 2011 and will be paid from cash currently on hand.

In the event that less than the maximum number of shares is sold we anticipate application of the proceeds we will receive from this Offering, in order of priority, will be as follows:

	Amount Assuming 75% of Offering	Percent	Amount Assuming 50% of Offering	Percent	Amount Assuming 25% of Offering	Percent
GROSS OFFERING	$18,000	100.0%	$12,000	100.0%	$6,000	100.0%
Commission	$0	0.0%	$0	0.0%	$0	0.0%
Net Proceeds	$18,000	100.0%	$12,000	100.0%	$6,000	100.0%
USE OF NET PROCEEDS
Mineral exploration (1)	$15,000	83.33%	$9,000	75.00%	$3,000	50.00%
Legal and accounting (2)	$3,000	16.66%	$3,000	25.00%	$3,000	50.00%
TOTAL APPLICATION OF NET PROCEEDS	$18,000	100.0%	$12,000	100.0%	$6,000	100.0%

(1) Our business plan calls for a more extensive rock sampling program on the Remmington property, together with geological mapping, permitting efforts, and reconnaissance of nearby properties.  If 75% of the maximum offering is received, we intend to limit our Phase II exploration to the planned rock sampling program only.  If 50% or 25% of the maximum offering is received, we intend to limit our exploration activities to a more limited rock sampling program as permitted by our available funds.

(2) These figures reflect the intended use of offering proceeds for legal and accounting expenses, and not our total annual budget for these items, which is disclosed in the section below entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The legal and accounting costs of this Offering, as estimated on Page 46 of this Registration Statement, will be paid from cash on hand.

Determination of Offering Price

The $0.008 per share offering price of our common stock was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

Dilution

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price.

The historical net tangible book value as of July 31, 2011 was $21,721 or approximately $0.0022 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of July 31, 2011.  Adjusted to give effect to the receipt of net proceeds from the sale of the maximum of 3,000,000 shares of common stock for $24,000, net tangible book value will be approximately $0.0035 per share.  This will represent an immediate increase of approximately $0.0013 per share to existing stockholders and an immediate and substantial dilution of approximately $0.0045 per share, or approximately 56.25%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

The following table sets forth as of July 31, 2011, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase the maximum offering, assuming a purchase price in this offering of $0.008 per share of common stock.

	Number	Percent	Amount
Existing Stockholders	10,000,000	76.92%	$30,000
New Investors	3,000,000	23.08%	$24,000
Total	13,000,000	100.00%	$54,000

 Plan Of Distribution

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase are not traded or listed on any exchange. After the effective date of the registration statement of which this prospectus forms a part, we intend to have a market maker file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. Further, even assuming we do locate such a market maker, it could take several months before the market maker’s listing application for our shares is approved.

The OTC Bulletin Board is maintained by the Financial Industry Regulatory Authority. The securities traded on the Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on FINRA brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

The Offering will be Sold by Our Officer and Director

We are offering up to a total of 3,000,000 shares of common stock. The offering price is $0.008 per share. The offering will be for a period of 120 days from the effective date and may be extended for an additional 90 days if we choose to do so. In our sole discretion, we have the right to terminate the offering at any time, even before we have sold the 3,000,000 shares. There are no specific events which might trigger our decision to terminate the offering.

The shares are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the shares offered will be subscribed.  If less than the maximum proceeds are available to us, our planned exploration prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted. We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and "good funds" are received in our account.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this offering through our officer and director. The officer and Director engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a) 4-1. Rule 3(a) 4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our officer and director satisfies the requirements of Rule 3(a) 4-1 in that:

1.	They are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his or her participation; and

2.	They are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.	They are not, at the time of their participation, an associated person of a broker- dealer; and

4.
They meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not brokers or dealers, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3(a)4-1 of the Exchange Act.

As our officer and director will sell the shares being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 120 days. We may extend the offering for an additional 90 days unless the offering is completed or otherwise terminated by us. Funds received from investors will be counted towards the minimum subscription amount only if the form of payment, such as a check, clears the banking system and represents immediately available funds held by us prior to the termination of the 120-day subscription period, or prior to the termination of the extended subscription period if extended by our Board of Directors.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must deliver a check or certified funds for acceptance or rejection. The minimum investment amount for a single investor is $400 for 50,000 shares. All checks for subscriptions must be made payable to "Remmington Enterprises, Inc.”

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Description of Securities

Our authorized capital stock consists of 90,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.   As of July 31, 2011, there were 10,000,000 shares of our common stock issued and outstanding.  Our shares are currently held by one (1) stockholder of record. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.
Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Puoy K. Premsrirut, Esq., our independent legal counsel, has provided an opinion on the validity of our common stock.

Weaver Martin & Samyn, LLC, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  Weaver Martin & Samyn, LLC has presented their report with respect to our audited financial statements.  The report of Weaver Martin & Samyn, LLC is included in reliance upon their authority as experts in accounting and auditing.

Description of Business

Principal Place of Business

Our principal offices are located at 7582 Las Vegas Blvd. S., Ste. 236, Las Vegas, Nevada 89123.  Our officer and director provides office services free of charge.

In General

We are an exploration stage company engaged in the exploration of mineral properties.  We have acquired a block of mineral claims that we refer to as the Remington claims.  The claims are formally designated as Remington #1, Remington #2, Remington #3, and Remington #4.  The claims are identified as, Bureau of Land Management Nevada Mining Claim Nos. NMC 1035534, NMC 1035535, NMC 1035536, and NMC 1035537, respectively.

Additional exploration of our mineral claims is required before a final determination as to their viability can be made. The property consists of approximately 100 acres and is located on federal land in Mineral County, Nevada.  The Remington claims are a lode mining claims which were located on October 12, 2010.  Mining claims on federal land are staked by the placement of a discovery monument on the claim in a conspicuous place.  In Nevada, notice of the claim location is then recorded with the county recorder for the county in which the claim is located.  The Remington claims were each staked by the placement of discovery monument secured in a mound of stone on the claims.  Notices of the claim locations were then recorded with the Mineral County, Nevada recorder on January 10, 2011. The Remington claims are unpatented mining claims and our rights to the property are restricted to the exploration and extraction of a mineral deposit. See generally, “Compliance with Governmental Regulation,” below.  We acquired a 100% interest in the Remington mineral claims on July 29, 2011 for a purchase price of $20,600.  Our ownership was conveyed from the original locator by way of quitclaim deed which was recorded in Mineral County, Nevada, with copy being furnished to the Bureau of Land Management. We are the sole owner of the Remington claims and there are no royalty agreements or other contractual interests in the claims. Certain conditions must be met in order for our rights in the Remington claims to be maintained.  All federal mining claimants must pay an annual maintenance fee per claim or site to the BLM (currently $140 per claim). Because we own an interest in 10 or fewer mining claims nationwide, we have the option of performing assessment work in the minimum amount of $100 in labor or improvements on each claim, and recording evidence of such with the BLM by December 30 of the calendar year in which the assessment year ended. The charge for recording an affidavit of annual labor or representation with BLM is $10 per claim.

Through our consulting geologist, we have performed an initial reconnaissance sampling program on our mining claims.  Our initial sampling program indicated the presence elevated silver mineralization in the rock outcrops which were sampled. Based upon the results of our initial reconnaissance sampling program, our consulting geologist has recommended an additional detailed rock sampling program, together with geological mapping of the claims and a reconnaissance sampling of nearby properties on the boundaries of the Remington claims to determine if the acquisition of neighboring properties would be beneficial. Our planned additional exploration activities will be designed to explore for additional indications that the Remington claims may contain commercially viable quantities of silver. We have not identified commercially exploitable reserves of silver or other precious metals on the Remington claims to date.  We are an exploration stage company and there is no assurance that commercially viable gold quantities exist on the Remington mineral claims.  In addition, our sole officer and director, Mr. Scoggins, has not yet visited the property.  As a result, we may face an enhanced risk that, upon management’s physical examination of the Remington property, no commercially viable deposits of gold or other minerals will be located.

The Remington property is without known reserves and our proposed program is exploratory in nature.

Location and Means of Access to the Remington Claims

The Remington #1 - 4 claims consists of four contiguous unpatented lode mining claims covering approximately 100 acres in Township 6 North, Range 32 East (T 6N, R 32E), section 7, and Township 6 North, Range 33 East (T 6N, R 33E), Sections 8 and 17, Mount Diablo Base and Meridian (MDB&M). The mining claims are located on Bureau of Land Management lands in Mineral County, Nevada, near Hawthorne, NV. Access to the claims is predominately on dirt roads that are in good condition. A 4- wheeled drive is recommended, although a 2-wheeled drive would probably access the property in the absence of inclement weather.  Directions from the town of Hawthorne, NV are as follows with a GPS point at the end of the route:

•	From Hawthorne, NV, head East on US 95. Follow US 95 for approximately 8.6 miles.
•	Turn right onto Garfield Flats Road. Follow Garfield Flats Road and Garfield Road for approximately 37.6 miles.
•
Turn right at the fork onto un-named two-track road and follow for 1.5 miles. Go left at the fork, ending GPS point is 38.23262 N., 118.19981 W. (Note: The GPS units are decimal degrees (DD.ddddd) and the datum is NAD27)

•	The two-track road winds up a narrow wash and stops at an elevation of about 5840’. It is a short hike up to the claims. There is no direct vehicle access to the claims.

Acquisition and Ownership of the Remington Mineral Claims.

We have acquired a 100% interest in the Remington mineral claims on July 29, 2011 for a purchase price of $20,600.  Our ownership was conveyed from the seller by way of quitclaim deed which was recorded in Mineral County, Nevada, with copy being furnished to the Bureau of Land Management.  All federal mining claimants must pay an annual maintenance fee per claim or site to the BLM (currently $140 per claim). Because we own an interest in 10 or fewer mining claims nationwide, we have the option of performing assessment work in the minimum amount of $100 in labor or improvements on each claim, and recording evidence of such with the BLM by December 30 of the calendar year in which the assessment year ended. The charge for recording an affidavit of annual labor or representation with BLM is $10 per claim.

History of Previous Mining Operations on the Remington Claims and Condition of the Property

The Remington lode claims include the historic workings of the Rock Cabin Mine, which is located at the southeastern extent of an extensive northwest / southeast mineralization trend. Historic workings are dotted throughout the claim block and consist of several small digs, shafts and prospects. One particular tunnel had been excavated to more than 60 feet deep and several have been timbered. Many of the historic workings are shallow, however, or were excavated to a few tens of feet below the surface. The small prospects, digs and shafts explore alterations on the Remington claim block. The claims were originally laid out to maximize the coverage of these prospects. The historic Rock Cabin Mine was a producer of gold, silver, lead and tin.  Silver production is more prevalent in the southern half of the mining district that includes the Remington lode claims. There are no historical production records available for silver or other metals on the claim.

The Remington #1 - #4 lode claims are located in the Garfield Hills near Garfield Flat. The property occupies a northwest-southeast trending ridge that slopes fairly steeply down in all directions. The elevation ranges from 5920’ to 6158’ amsl. It contains arid, high-elevation vegetation consisting predominantly of sagebrush and various grasses and shrubs. The claims occupy the crest of a north-northwest - south-southeast trending rocky peninsula to the Garfield alkali flats.

There is currently no electrical power available on the Remington claims.

Work Completed to Date and Planned Geological Exploration Program

Our consulting geologist, Charles P. Watson, CA Professional Geologist #7818, has performed a reconnaissance-level mineral assessment of the property to outline its potential for an economically viable mineral deposit.  The project consisted of the reconnaissance of historic prospects on the property and the collection of five representative rock samples.  Sample descriptions were prepared, photographs taken and GPS positioning was determined. The samples were transported under chain of custody to ALS Minerals in Sparks, Nevada, a professional mineral testing and assaying facility. The testing result certificates were sent directly to the professional geologist, whereupon they were evaluated.  The specific assay test involved a 35-element suite that used an aqua regia digest followed by an ICP analysis. In addition, a 30-gram sample was fire assayed for gold.

A summary of the results is presented in Table 1, below:

Table 1
Sample Description	Au ppm	Ag ppm	Cu ppm	Pb ppm	Zn ppm
RC-1	0.033	0.3	9	9	68
RC-2	0.109	14.4	143	5,660	1,755
RC-3	0.431	115	3,020	28,500	34,000
RC-4	0.012	6.7	286	2,980	2,030
RC-5	0.612	175	2,360	55,300	7,400

Laboratory results confirmed field observations of results for high-grade silver and base metal mineralization occurs on the property. Two samples, RC-3 and RC-5 reported over 100 ppm silver with a peak silver assay of 175 ppm (5.6 OPT). The highest silver assays came from samples of the quartz veining mineralization where intense solution boiling was noted. A key item of note was the high silver values are also associated with elevated lead. Zinc appears to be a non-pathfinder mineral as it was high in RC-3 and relatively low in RC-5. Modest amounts of copper were also reported, and these two samples showed the highest values for the five samples collected. Interestingly, gold was also highest in these two samples, showing 0.4 and 0.6 ppm, respectively. Although not impressive, it is noteworthy.

The two perimeter iron oxide mineralization samples collected, RC-1 and RC-2, showed promising silver results in RC-2. Considering that surface leaching of silver is common, it suggests that higher silver values could be found at depth. Proportionally, lead was also elevated in RC-2, which supports the silver-leaching hypothesis. Further reconnaissance of these areas has been recommended by our consulting geologist.

Based on the results of the initial Phase 1 reconnaissance sampling program, our consulting geologist has recommended taking additional steps in an exploration plan to explore for commercial silver deposits on the Remington claims.

Recommendations for additional sampling and testing include:

•
Additional prospects are observed around the boundaries of the Remington claim block. These prospects should be sampled, assayed and acquired through additional claim staking if positive results are returned.

•	Vicinity and detailed local geological mapping should be conducted with particular attention paid to the alteration suites

•	Conduct a detailed rock sampling program with between 100-200 samples to better define the alteration suites, their spatial distribution and level of surface mineralization.

•
Begin the permitting process for subsurface mineral sampling through exploration test pits or through dozer cuts. Planning should also address the possibility of using the disturbance in the anticipation of a future diamond drill program.

The Phase I reconnaissance sampling program was completed at a cost of $5,000.  As discussed in more detail under “Management Discussion and Analysis of Financial Condition and Results of Operations,” below, we currently plan to pursue a sampling and mapping program on the property at an approximate cost of $20,000.

Geology and Potential Silver Sources on the Remington Claims

Rocks in the Remington lode claims area consist of a package of Jurassic-age sedimentary rocks of the Dunlap Formation and Triassic-age Gabbs and Sunrise Formations. The Dunlap Formation consists of interstratified sandstones, conglomerate and volcanic flows and tuffaceous sandstones. The Gabbs and Sunrise Formations sandstones consist of limey sandstone, sandy limestone and siltstone, with occasional interbeds of shale. These rock types generally make good host rocks for mineralization. Bedding generally strikes northwest and parallels the ridgeline, and dips to the southwest. The contact between the Triassic and Jurassic rocks is noted in the literature as an unconformity, however, here it is likely faulted.  The thickness of the sedimentary package is not well understood at this time but is believed to be on the order of a few thousand feet or more. Tectonic disruption of the sediment units is common. Folding is both local and regional. Drag folds associated regional folding are often sheared and smallscale anticlinal folding forms wide separations between varying rock compositions. Although no large-scale faults were seen on the Remington lode claim block, a short distance away and to the south is a large normal fault that brings sedimentary rocks adjacent to the Tertiary volcanic rocks that cap much of the Garfield Hills.

Rocks of the Garfield Hills show strong alteration halos that suggest plutonic intrusion at relatively shallow depths. The general circular topographic shape of the Garfield Hills suggests that it sits on top of a collapsed plutonic dome. Basaltic-andesitic dikes are scattered on the Remington claims. These intrusions were likely the driving sources for the alterations and mineralizations.

Alterations generally consisted of either: (1) a weak to strong iron oxide veining that is accompanied by some quartz veining and some argillicization, or (2) multiple-phase quartz veining with visible precious and base metal mineralization. The iron oxide alteration occurs in broad aureoles about the property. They seem to be following zones of structural weakness developed by either the folding or faulting. Some iron oxide alteration is intense to a point of becoming gossen-like. The iron oxides alterations are impregnated with thin brown to druzy quartz veinlets and remnant iron sulfides can be seen trapped within the siliceous matrix. Several large siliceous iron oxide alteration haloes were observed on the claims but had no prospect pits. Samples RC-1 and RC-2 were obtained from these perimeter alterations.

The quartz veining mineralization associated with the oxide alteration is predominantly milky white and often shows several phases of brecciatation and remineralization. Boiling of the siliceous solutions is prevalent, leaving behind vugs and corroded minerals, giving the rocks a sugary texture with dirty brown to gray-black appearance from the silver, lead and zinc minerals. Observed ore minerals were argentite, acanthite. cerussite, galena, malachite, azurite, smithsonite and chalcosite. The argentite and acanthite showed evidence of being leached and, therefore, silver assay values are expected be lower at the surface and should increase with depth. Inch-wide veins of galena were observed. Calcite, barite, hematite, magnetite, adularia, siderite and an assemblage of clay minerals are among the gangue minerals. While most of the veins are less than six inches wide, some are over three feet wide.

Competition

The mineral exploration industry, in general, is intensely competitive and even if commercial quantities of reserves are discovered, a ready market may not exist for the sale of the reserves.

Most companies operating in this industry are more established and have greater resources to engage in the production of mineral claims.  We were incorporated on July 15, 2011 and our operations are not well-established.  Our resources at the present time are limited.  We may exhaust all of our resources and be unable to complete full exploration of the Remington mineral claims.  There is also significant competition to retain qualified personnel to assist in conducting mineral exploration activities.   If a commercially viable deposit is found to exist and we are unable to retain additional qualified personnel, we may be unable to enter into production and achieve profitable operations.  These factors set forth above could inhibit our ability to compete with other companies in the industry and entered into production of the mineral claim if a commercial viable deposit is found to exist.

Numerous factors beyond our control may affect the marketability of any substances discovered.  These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.  The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result our not receiving an adequate return on invested capital.

Compliance with Government Regulation

The General Mining Law of May 10, 1872, as amended (30 U.S.C. §§ 22-54 and §§ 611-615) is the major U.S. federal law governing locatable minerals. This law allows citizens of the United States the opportunity to explore for, discover, and purchase certain valuable mineral deposits on those federal lands that are open to mineral entry. The law sets general standards and guidelines for claiming the possessory right to a valuable mineral deposit discovered during exploration. The General Mining Law allows for the enactment of state laws governing location and recording of mining claims and sites that are consistent with federal law. The federal regulations implementing the General Mining Law are found at Title 43 of the Code of Federal Regulations (CFR) in Groups 3700 and 3800.

A mining claim is a selected parcel of U.S. federal land, valuable for a specific mineral deposit or deposits, for which the claimant has asserted a right of possession under the General Mining Law. Our rights to the Remington claims are restricted to the exploration and extraction of a mineral deposit. The rights granted by a mining claim protect against a challenge by the United States and other claimants only after the discovery of a valuable mineral deposit. The two types of mining claims are lode and placer. The Remington claim is a lode claim. Lode Claims cover classic veins or lodes having well-defined boundaries and also include other rock in-place bearing valuable mineral deposits. Lode claims are usually located as parallelograms with the side lines parallel to the vein or lode. The end lines of the lode claim must be parallel to qualify for underground extralateral rights. Extralateral rights involve the rights to minerals in vein or lode form that extend at depth outside the vertical boundaries of the claim. The Remington claims are unpatented mining claims.  A patented mining claim is one for which the federal government has conveyed title, making it private land. Since October 1, 1994, the BLM has been prohibited by acts of Congress from accepting any new mineral patent applications.

Generally, all claimants must pay an annual maintenance fee per claim or site to the BLM, or file for a waiver from payment of fees by September 1 of each year. Failure to file for a waiver or pay the fee by September 1 results in the claim or site becoming forfeited by operation of law. Claimants having an interest in 10 or fewer claims nationwide may elect to file for a waiver from payment of the maintenance fee and perform annual labor or make improvements worth $100 each year for each mining claim held. Assessment work is work or labor that performed that develops the claim for production (43 CFR Part 3836). Geological, geophysical, and geochemical surveys may qualify as assessment work for a limited period. Use of these surveys requires the filing of a detailed report, including basic findings.

State laws also require the annual filing of an affidavit of assessment work with the proper county if the work is performed. The filing of an affidavit of annual assessment work with both the local county office and the proper BLM State Office is required if the claimant elects to file a waiver from payment of the maintenance fees. The affidavit or proof of labor must be filed no later than December 30 following the filing of a waiver in the proper BLM State Office and in the county or borough recorder’s office.

Performance of assessment work must be within a certain period referred to as the assessment year. The assessment year begins at noon of each September 1. It ends at noon September 1 of the next year (43 CFR Part 3836). Performance of assessment work need not occur during the first assessment year of location.

Exploration and mining activities on BLM-administered land are controlled by the regulations of the Secretary of the Interior contained in 43 CFR, Subparts 3715 and 3809. We are required by these regulations to prevent unnecessary or undue degradation of the land. For activities other than casual use, we will be required to submit either a notice or a plan of operations. A plan of operations, which includes a reclamation plan, is required where activities involve the surface disturbance of more than 5 acres. Notices also require the submission of a reclamation plan and are submitted for exploration activities covering 5 acres or less. There is no requirement for notifying the BLM of casual use activities. Casual use activities are those that cause only negligible disturbance of public lands and resources. For example, activities that do not involve the use of earthmoving equipment or explosives may be considered casual use.

We will be required to reclaim any surface disturbing activity, even if the claim or site is declared abandoned and void or forfeited by the BLM. Reclamation will be required if we relinquish the claim or site to the Federal Government. The BLM requires a reclamation bond or other financial security prior to approving a plan of operations or allowing operations under a notice to proceed. Surface Management actions are processed at the local level.  The relevant BLM district office for the Remington claims is in Carson City, Nevada.

Although we do not believe that our currently planned sampling and related exploration activities will require permitting from the BLM, we do intend to begin the permitting process for subsurface mineral sampling through exploration test pits or through dozer cuts.  We intend to submit a plan of operations for these activities to the BLM district office with the assistance of our consulting geologist. The plan of operations must include appropriate environmental protection and reclamation measures and describe either the entire operation proposed or reasonably foreseeable operations and how they would be conducted, including the nature and location of proposed structures and facilities.

The public has the conditional right to cross mining claims or sites for recreational and other purposes and to access federal lands beyond the claim boundaries. Although claimants have a right of access to a mining claim or site across federal lands, they are not allowed to cause unnecessary or undue degradation of the surface resources. Claimants may be liable for damages if found responsible for unnecessary loss of or injury to property of the United States. We may not construct permanent structures, mobile structures, or store equipment without the prior approval of an authorized federal official.

Employees

We have no employees as of the date of this prospectus other than our president and CEO, Mr. Scoggins. We conduct our business largely through agreements with consultants and other independent third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description of Property

The Remington #1 - 4 claims consists of four contiguous unpatented lode mining claims covering approximately 100 acres in Township 6 North, Range 32 East (T 6N, R 32E), section 7, and Township 6 North, Range 33 East (T 6N, R 33E), Sections 8 and 17, Mount Diablo Base and Meridian (MDB&M). The claims are identified as Bureau of Land Management Nevada Mining Claim Nos. NMC 1035534, NMC 1035535, NMC 1035536, and NMC 1035537, respectively, and total roughly 100 acres in size.  Figure 1, below, shows the location of the Property and the means of access to the property in Mineral County, Nevada.

N
Hwy 95
Hwy 359
Hwy 361
Lode Claims Location
WALKER LAKE
Hawthorne
Babbitt
Thorne
Luning
Mina
Sodaville
Garfield Flat
GARFIELD HILLS
Mable Mtn
1ST STANDARD PARALLEL
Marietta
Mt Grant
Pike Peak
Corey Peak
Powell Mtn
Aurora Crater
Aurora Peak
Brawley Peaks
Bodie
WASSUK RANGE
GILLIS RANGE
GABBS VALLEY RANGE
SODA SPRING VALLEY
MINERAL

Advanced Geologic Exploration, Inc.
Scientists of the Earth™
P.O. Box 1956 • Chester • California • 96020
Tel: (530) 258-4228 • Fax: (530) 258-4339

Remington #1 - #4
Lode Mining Claims

Lode Claim Regional Map	
Garfield Hills Mining Dist.	T. 6N, R. 32E, S. 7, MDBM T. 6N, R. 33E, S. 8, 17, MDBM
Mineral County, NV	Figure 1

Figure 2, below, shows the boundaries of the Remmington claim block and the elevations on and around the property.

N
600'
600'
1500'
6158
Rock Cabin
Mine
1500'
1500'
1333' @ 73.0° from
SW corner of Sec. 8
T. 6N., R. 33E, MDBM
1500'
600'
600'
8
17
5926
5730
Claim Boundary
Corner Monument
Discovery Monument

Advanced Geologic Exploration, Inc.

Scientists of the Earth™

P.O. Box 1956 • Chester • California • 96020

Tel: (530) 258-4228 • Fax: (530) 258-4339

Remington #1 - #4

Lode Mining Claims

Lode Claim Detail Map 2	
Garfield Hills Mining Dist.	T. 6N, R. 32E, S. 7, MDBM T. 6N, R. 33E, S. 8, 17, MDBM
Mineral County, NV	Figure 4

Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officer, directors , or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Nevada is Gary A. Scoggins, 7582 Las Vegas Blvd. S., Ste. 236, Las Vegas, Nevada 89123.

Market for Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

Currently, we have one (1) holder of record of our common stock.

Rule 144 Shares

None of our common stock is currently available for resale to the public under Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	one percent of the number of shares of the company's common stock then outstanding; or

2.	the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Financial Statements

Index to Financial Statements:

Audited Financial Statements:

F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheet as of July 31, 2011
F-3	Statement of Operations for the Period from July 15, 2011 (date of inception) to July 31, 2011
F-4	Statement of Stockholders’ Equity as of July 31, 2011
F-5	Statement of Cash Flows for the Period from July 15, 2011 (date of inception) to July 31, 2011
F-6	Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
Remmington Enterprises, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheet of Remmington Enterprises, Inc. ("the Company") as of July 31, 2011 and the related statements of operation, changes in stockholders’ equity and cash flows for the period of July 15, 2011 (Inception) to July 31, 2011.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial  reporting  as  a  basis  for designing  audit  procedures  that  are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial   statements,   assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.   We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of July 31, 2011 and the results of its operations, shareholders’ equity, and cash flows from July 15, 2011 (Inception) to July 31, 2011 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Weaver Martin & Samyn, LLC
Weaver Martin & Samyn, LLC
Kansas City, Missouri
September 8, 2011

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEET

July 31, 2011
ASSETS

Current Assets
Cash	$4,370
Total Current Assets	4,370

Mining Claims, at cost	20,600

Total Assets	$24,970

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts Payable and Accrued Expenses	$3,249
Total Liabilities	3,249

Commitments and Contingencies

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized, none issued and outstanding at July 31, 2011	-
Common stock, $0.001 par value; 90,000,000 shares authorized, 10,000,000 issued and outstanding at July 31, 2011	10,000
Additional paid-in capital	20,000
Deficit accumulated during the exploration stage	(8,279)
Total Stockholders' Equity	21,721

Total Liabilities and Stockholders' Equity	$24,970

See accompanying notes to financial statements.

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF OPERATIONS

From July 15, 2011 (Inception) to
July 31, 2011

Revenues	$-

Operating Expenses
Professional fees	3,249
Exploration costs	5,000
General and administrative	30
Total Operating Expenses	8,279

LOSS FROM OPERATIONS BEFORE INCOME TAXES	(8,279)

Provision for Income Taxes	-

NET LOSS	$(8,279)

Basic and Diluted loss per share	$(0.00)
Weighted average shares outstanding	7,647,059

See accompanying notes to financial statements.
]

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

						Deficit
					Additional	accumulated during	Total
	Preferred Stock		Common stock		paid-in	exploration	Stockholders'
	Shares	Amount	Shares	Amount	capital	stage	Equity

Balance : July 15, 2011 (Inception)	-	$-	-	$-	$-	$-	$-
Common stock issued for cash – Related party	-	-	10,000,000	10,000	20,000	-	30,000
Net loss, July 31, 2011	-	-	-	-	-	(8,279)	(8,279)
Balance, July 31, 2011	-	$-	10,000,000	$10,000	$20,000	$(8,279)	$21,721

See accompanying notes to financial statements.

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF CASH FLOWS

From July 15, 2011 (Inception) to
July 31, 2011
Cash Flows From Operating Activities:
Net (loss)	$(8,279)
Adjustments to reconcile net loss to net cash used in operations
Changes in operating assets and liabilities:
Increase/(Decrease) in accounts payable and accrued expenses	3,249
Net Cash Used In Operating Activities	(5,030)

Cash Flows From Investing Activities:
Purchase of mining claim	(20,600)
Net Cash Used In Investing Activities	(20,600)

Cash Flows From Financing Activities:
Proceeds from the sale of common stock	30,000
Net Cash Provided by Financing Activities	30,000

Net Increase / (Decrease) in Cash	4,370
Cash at Beginning of Period	-
Cash at End of Period	$4,370

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

See accompanying notes to financial statements.

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 1           ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) Nature of Operations

Remmington Enterprises, Inc. (an exploration stage company) (the "Company") was incorporated under the laws of the State of Nevada on July 15, 2011.  Remmington Enterprises, Inc. is a precious metal mineral acquisition, exploration and development company.

(B) Basis of Presentation

The Company is in the exploration stage in accordance with Accounting Standards Codification (“ASC”) Topic No. 915.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America and include the have been consistently applied in the preparation of the financial statements on a going concern basis, which assumes the realization of assets and the discharge of liabilities in the normal course of operations for the foreseeable future.

The Company has adopted a July 31 year end.

(C) Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and expenses during the reported period.  Actual results could differ from those estimates.

(D) Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents.  At July 31, 2011, the Company had no cash equivalents.

(E) Exploration and Development Costs

In general, exploration costs are expensed as incurred. When the Company has determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations. Costs of abandoned projects are charged to operations upon abandonment.
During the short -year ended July 31, 2011, the Company recorded exploration costs of $5,000.

(F) Impairment of Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10.  ASC Topic 360-10 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value. During the period ended July 31, 2011, no impairment was recognized.

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

(G) Financial Instruments

Financial instruments consist of cash, accounts receivable, accounts payable, notes payable and advances payable. Recorded values of cash, receivables, accounts payable and accrued liabilities approximate fair values due to the short maturities of such instruments.  Recorded values for notes payable and related liabilities approximate fair values, since their stated or imputed interest rates are commensurate with prevailing market rates for similar obligations.

(H) Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10.  Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of July 31, 2011, there were no potential common shares underlying warrants or options.

(I) Revenue Recognition

The Company currently has not generated revenues. Any future revenues earned, primarily through the sale of extracted minerals, will be recognized utilizing the following general revenue recognition criteria: 1) pervasive evidence of an arrangement exists; 2) delivery has occurred; 3) the price to the buyer is fixed or determinable; and 4) collectability is reasonably assured.

Delivery on mineral sales is determined to be complete for revenue recognition purposes when title and risk of loss has passed to the customer in accordance with stated contractual terms and there is no future obligations related to the shipment. Title generally passes as the minerals are loaded into transport carriers for delivery to the customer.

(J) Income Taxes

Income taxes are accounted for under the asset and liability method in accordance with ASC Topic 740-10. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  When it is considered to be more likely than not that a deferred tax asset will not be realized, a valuation allowance is provided for the excess.

(K) New Accounting Standards

We do not believe there are any recently issued accounting standards that have not yet been adopted that will have a material impact on the Company’s financial statements.

REMMINGTON ENTERPRISES, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

NOTE 2    GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred a net loss of $8,279 for the period of July 15, 2011 (Inception) to July 31, 2011.

These conditions give rise to doubt about the Company’s ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

NOTE 3     MINING PROPERTIES

During the period of July 15, 2011 (Inception) and  July 31, 2011, the Company acquired four lode mining claims for cash totaling $20,600.

NOTE 4   RELATED PARTY TRANSACTIONS

On July 19, 2011, the Company issued 10,000,000 shares of its restricted common stock to its sole officer and director at a rate of $0.003 per share. (See NOTE 5)

NOTE 5     STOCKHOLDERS’ EQUITY

We are authorized to issue up to 90,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock. The Preferred Stock may be issued in one or more series, with all rights and preferences being determined by the board of directors.

Preferred Stock
The voting rights, rate of dividends preference in relation to other classes or series, and rights in the event of liquidation related to shares of Preferred Stock of any series are determined by the board of directors and may vary from time to time.

Common Stock
Holders of common stock have voting rights equal to one vote for each share of Common Stock held and are entitled to receive dividends when, and if declared by the board of directors subject to the rights of any Preferred Stock having preference as to dividends. In the event of liquidation or dissolution, subject to the rights of Preferred Stock holders are entitled to share ratably in the Corporations assets. Holders of Common Stock do not have conversion, redemption or preemptive rights.

On July 19, 2011, the Company issued 10,000,000 shares of its common stock to its sole officer and director for cash totaling $30,000.

NOTE 7   SUBSEQUENT EVENTS

In accordance with ASC 855, management evaluated all activity of the Company through the issue date of the financial statements and concluded that no other subsequent events have occurred that would require recognition or disclosure in the financial statements.

Management Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Management's statements contained in this portion of the prospectus are not historical facts and are forward-looking statements. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to, those matters discussed under the section entitled “Risk Factors,” above.  Such risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Phase II Exploration Plan for the Remington Claims

Our business plan is to proceed with the exploration of the Remington mineral claims to determine whether there are commercially exploitable reserves of silver.  We intend to proceed with the additional exploration program as recommended by our consulting geologist.

Based on the results of the initial Phase 1 reconnaissance sampling program, our consulting geologist has recommended undertaking additional exploration activities.

Our planned additional exploration activities are as follows:

Planned Exploration Activities
• Sampling and assaying of additional prospects observed around the boundaries of the Remington claim block, with acquisition through additional claim staking if positive results are returned.
• Conduct vicinity and detailed local geological mapping
• Conduct a detailed rock sampling program on the Remington claims with between 100-200 samples
• Begin the permitting process for subsurface mineral sampling through exploration test pits or through dozer cuts.

Additional exploration activities are expected to commence in the Spring of 2012 and are estimated to cost approximately $20,000.  If the maximum offering is subscribed, we will have sufficient funds available to complete Phase II of our exploration program in 2012. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.

Sampling and other data acquired during our exploration of the Remington claims will ultimately determine whether the project will become economically viable. We intend to implement Quality Assurance and Quality Control (QA/QC) protocols that standardize our procedures for collecting samples and obtaining related information. By implementing QA/QC procedures, we intend to help ensure that the resulting data can be verified and validated.  We have not established specific QA/QC procedures for our planned sampling program at this time, but we will do so prior to the taking of samples on the property.  All future reports or other disclosures regarding the results of our anticipated sampling program will include a description of the QA/QC procedures employed.

Operating Budget for Fiscal Year Beginning August 1, 2011

The operating budget for our first full fiscal year consists of planned expenditures for Phase II of our mineral exploration program, as described above, and for necessary legal and accounting expenses.  Management’s estimate of our planned expenditures by category and by fiscal quarter for our first full fiscal year is set forth below:

Expense Category	Q1	Q2	Q3	Q4	Category Totals
Mineral Exploration	$0	$0	$20,000	$0	$20,000
Legal, Accounting	$2,000	$2,000	$2,000	$2,000	$8,000
Quarterly Total	$2,000	$2,000	$22,000	$2,000
Grand Total for fiscal year	$2,000	$4,000	$26,000	$28,000

As of July 31, 2011, we had $4,370 in cash and $1,121 in working capital.  Our ability to conduct further mineral exploration and to fund the budget set forth above will therefore depend upon on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash, to fund our budget through the end of the third quarter of our fiscal year beginning August 1, 2011.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired.

Significant Equipment

We do not intend to purchase any significant equipment for the next twelve months.

Results of Operations for the Period from July 15, 2011 (Date of Inception) until July 31, 2011

We generated no revenue and incurred $8,279 in expenses for the period from inception on July 15, 2011 until July 31, 2011.  Our expenses consisted of mineral property exploration costs, as well as general and administrative expenses.  We therefore recorded a net loss of $8,279 for the period from inception on July 15, 2011 until July 31, 2011. We expect that our operating expenses will increase as we undertake our plan of operations, as outlined above.

Liquidity and Capital Resources

As of July 31, 2011, we had total current assets of $4,370, consisting entirely of cash. We had current liabilities of $3,249 as of July 31, 2011.  Accordingly, we had working capital of $1,121 as of July 31, 2011.

As outlined above, we expect to spend approximately $28,000 toward the initial implementation of our business plan over the course of our first full fiscal year.   The success of our business plan therefore depends on raising funds through the current offering.  If the maximum offering is sold, we should have sufficient cash to fund our budget through the end of the third quarter of our fiscal year beginning August 1, 2011.  If substantially less than the maximum offering is sold, however, our ability to meet our budget and to implement our business plan will be impaired. In addition, we will require significant additional capital in order to undertake commercial silver production on our mineral claims following completion of our planned exploration activities.  We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

As discussed in the notes to our financial statements, we have no established source of revenue.  This has raised substantial doubt for our auditors about our ability to continue as a going concern.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Our activities to date have been supported by equity financing.  Management continues to seek funding from its shareholders and other qualified investors to pursue its business plan.

Off Balance Sheet Arrangements

As of July 31, 2011, there were no off balance sheet arrangements.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Director and Executive Officer

Our executive officer and director as of July 31, 2011 is as follows:

Name	Age	Position(s) and Office(s) Held
Gary A. Scoggins	30	President, Chief Executive Officer, Chief Financial Officer, and Director

Set forth below is a brief description of the background and business experience of our current executive officer and director.

Gary A. Scoggins.   Mr. Scoggins was appointed as our President, CEO, CFO, and sole Director concurrently with his founding of the company on July 15, 2011.  Mr. Scoggins has worked as an independent professional barber for the past eleven years. Mr. Scoggins does not have any prior experience as a chief executive or as the head of a public company.  There are no items of specific professional experience, qualifications, or skills that led to his appointment as our sole officer and director.

Directors

Our bylaws authorize no less than one (1) director and no more than thirteen (13) directors.  We currently have one Director.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our officer and director .

Executive Compensation

Compensation Discussion and Analysis

The Company presently not does have employment agreements with  its named executive officer and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a exploration stage business, the company has not paid any cash and/or stock compensation to its named executive officer.

Our sole executive officer holds substantial ownership in the Company and is motivated by a strong entrepreneurial interest in growing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary A. Scoggins, President, CEO, CFO, and director	2011	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officer does not currently receive any compensation from the Company for his service as an officer of the Company.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Gary A. Scoggins	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary A. Scoggins	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any compensation from the Company for their service as members of the Board of Directors of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of July 31, 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by our executive officer and director as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 10,000,000 shares of common stock issued and outstanding on September 8, 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class
Common	Gary A. Scoggins 7582 Las Vegas Blvd. S., Ste. 236 Las Vegas, Nevada 89123	10,000,000	100%
Common	Total all executive officers and directors (one person)	10,000,000	100%

Common	Other 5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

To date, we have not adopted a stock option plan or other equity compensation plan and have not issued any stock, options, or other securities as compensation.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Relationships and Related Transactions

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

1.            On July 19, 2011 our founder, president, CEO, CFO, and sole director, Gary A. Scoggins, contributed our initial equity capital by purchasing 10,000,000 shares of common stock in exchange for $30,000 at a price of $0.003 per share.

Available Information

We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

Dealer Prospectus Delivery Obligation

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II

Information Not Required In the Prospectus

Item 13. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.79
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$250
Accounting fees and expenses	$3,000
Legal fees and expenses	$2,000
Total	$5,252.79

All amounts are estimates, other than the Commission's registration fee.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

We closed an issue of 10,000,000 shares of common stock on July 19, 2011 to Gary A. Scoggins, our president, CEO, CFO, and sole director. Mr. Scoggins acquired these shares in exchange for $30,000 at a price of $0.003 per share. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

Item 16. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-laws (1)
5.1	Opinion of Puoy K. Premsrirut, Esq., with consent to use (1)
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Consent of Charles P. Watson, California Professional Geologist #7818 (1)

(1) Incorporated by reference to Registration Statement on Form S-1 filed September 8, 2011.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on October 7, 2011 .

REMMINGTON ENTERPRISES, INC.

By: /s/ Gary A. Scoggins
Gary A. Scoggins
Chief Executive Officer Chief Financial Officer, Principal Accounting Officer, and sole Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Gary A. Scoggins
Gary A. Scoggins
Principal Executive Officer, Principal Financial Officer
Principal Accounting Officer, and sole Director
Date: October 7, 2011